Exhibit 3.97

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 2 page document on file in this office, DATED 11-3-04
STATE DEPARTMENT OF ASSESSMENTS AND TAXATION
BY: /s/ [ILLEGIBLE] Custodian
This stamp replaces our previous certification system. Effective 6/95

CERTIFICATE OF AMENDMENT to CERTIFICATE OF TRUST
OF
OHI ASSET (PA) TRUST

FIRST:	The name of the business trust for which this Certificate of Amendment is filed is OHI Asset (PA) Trust (the “Trust”).

SECOND:	The Certificate of Trust is hereby amended to remove Omega Healthcare Investors, Inc. as a trustee.

THIRD:	The Certificate of Trust is hereby amended to designate OHI Asset (PA), LLC, a Delaware limited liability company, as the trustee.

FOURTH:	The street address of the principal office of the Trust in Maryland remains unchanged and is c/o Omega Healthcare Investors, Inc., 9690 Deereco Road, Suite 100, Timonium, Maryland 21093.

FIFTH:	The name of the resident agent of the Trust in Maryland remains unchanged and is Omega Healthcare Investors, Inc., 9690 Deereco Road, Suite 100, Timonium, Maryland 21093.

IN WITNESS WHEREOF, I have signed this certificate and acknowledge the same to be my act.

SIGNATURE OF TRUSTEE

/s/ Daniel J. Booth
OHI Asset (PA), LLC

RETURN TO:
Caroline G. Root, Esq.
Hunton & Williams LLP
Riverfront Plaza, East Tower
95l E. Byrd Street
Richmond, VA 23219

[ILLEGIBLE]
CUST ID:0001509252
WORK ORDER:0000967508
DATE:11-03-2004 02:45 PM
AMT. PAID:$191.00

STATE OF MARYLAND
OUT OF ASSESSMENT AND TAXATION
[ILLEGIBLE]
WORK ORDER: 0000966041
DATE: 10-29-2004 01:17 PM
AMT. PAID: $191.00

CERTIFICATE OF TRUST
OF
OHI ASSET (PA) TRUST

FIRST:
The undersigned, Omega Healthcare Investors, Inc., whose post-office address is 9690 Deereco Road, Suite 100, Timonium, Maryland 21093, does hereby from a business trust under the general laws of the State of Maryland.

SECOND:	The name of the business trust is OHI Asset (PA) Trust (the “Trust”).

THIRD:	The purpose for which the Trust is formed is as follows: To engage in any or all lawful business for which a business trust may be organized under the general laws of the State of Maryland.

FOURTH:	The street address of the principal office of the Trust in Maryland is c/o Omega Healthcare Investors, Inc., 9690 Deereco Road, Suite 100, Timonium, Maryland 21093.

FIFTH:	The number of the resident agent of the Trust in Maryland is Omega Healthcare Investors, Inc., 9690 Deereco Road, Suite 100, Timonium, Maryland 21093.

SIXTH:	The number of trustees of the Trust shall be one (1), which number may be increased. The name of the initial trustee is:
Omega Healthcare Investors, Inc.

IN WITNESS WHEREOF, I have signed this certificate and acknowledge the same to be my act.	I hereby consent to my designation in this document as resident agent for this business trust.

SIGNATURE OF TRUSTEE:	SIGNATURE OF RESIDENT AGENT
LISTED IN FIFTHE:

/s/ Daniel J. Booth	/s/ Daniel J. Booth
Omega Healthcare Investors, Inc.	Omega Healthcare Investors, Inc.
Daniel J. Booth, Chief Operating Officer	Daniel J. Booth, Chief Operating Officer

[ILLEGIBLE]

RETURN TO:
Carolyn G. Root, Esq.
Hunion & Williams LLP
Riverfront Plaza, East Tower
951 E. Byrd Street
Richmond, VA 23219